UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Penumbra, Inc.
(Name of Registrant as Specified In Its Charter)

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PENUMBRA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2020

April 23, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of the Stockholders (the Annual Meeting) of Penumbra, Inc., a Delaware corporation (we, us, Penumbra or the Company). The Annual Meeting will be held on Wednesday, June 3, 2020 at 11:00 a.m. (Pacific Daylight Time), in building 1301 on the Company’s campus at One Penumbra Place, Alameda, CA 94502 for the following purposes:
1. To elect the nominees for Class II director to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Penumbra for the fiscal year ending December 31, 2020;
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
4. To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement).
The record date for the Annual Meeting is Wednesday, April 15, 2020 (the Record Date). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company’s principal executive offices at One Penumbra Place, Alameda, CA 94502 for a period of 10 days prior to the Annual Meeting.
In the event of a change in the time, date or location of the Annual Meeting, we will make an announcement, issue a press release or post information on the Investors section of our website at www.penumbrainc.com to notify stockholders, as appropriate. As a result of the evolving COVID-19 pandemic and government response, we may impose additional procedures or limitations on Annual Meeting attendees, or may decide to hold the Annual Meeting in a different location or solely by means of remote communication. If we take any such step, we will announce the decision in advance, and details on the change and how stockholders may participate in the Annual Meeting will be available on the Investors section of our website at www.penumbrainc.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on
June 3, 2020 at 11:00 a.m.
in building 1301 on the Company’s campus at One Penumbra Place, Alameda, CA 94502
The Proxy Statement and annual report to stockholders are available at: www.proxyvote.com.

By Order of the Board of Directors

Johanna Roberts
Executive Vice President, General Counsel and Secretary
Alameda, California

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE IN PERSON AT THE ANNUAL MEETING.

Penumbra, Inc.
One Penumbra Place
Alameda, CA 94502

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the Proxy Availability Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.
We provided some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 23, 2020.
What does it mean if I receive more than one Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 3, 2020 at 11:00 a.m. (Pacific Daylight Time) in building 1301 on the Company’s campus at One Penumbra Place, Alameda, CA 94502. You may contact Investor Relations at investors@penumbrainc.com to obtain directions to the Annual Meeting. Information on how to vote in person at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to stockholders as of the Record Date. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
In the event of a change in the time, date or location of the Annual Meeting, we will make an announcement, issue a press release or post information on the Investors section of our website at www.penumbrainc.com to notify stockholders, as appropriate. As a result of the evolving COVID-19 pandemic and government response, we may impose additional procedures or limitations on Annual Meeting attendees, or may decide to hold the Annual Meeting in a different location or solely by means of remote communication. If we take any such step, we will announce the decision in advance, and details on the change and how stockholders may participate in the Annual Meeting will be available on the Investors section of our website at www.penumbrainc.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date of April 15, 2020, will be entitled to vote at the Annual Meeting. On the Record Date, there were 35,072,846 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 15, 2020, your shares were registered directly in your name with Penumbra’s transfer agent, American Stock Transfer & Trust Company, LLC (AST), then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below (See “How do I vote?” below) or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If, on April 15, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice will be forwarded to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:
• Election of three Class II directors;
• Ratification of the selection by the Board of Directors of the Company (the Board or the Board of Directors) of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020; and
• Advisory vote on the compensation of the Company’s named executive officers.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
• “For” the election of all nominees for director;
• “For” the ratification of the selection by the Board of Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020; and
• “For” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

How do I vote?
With regard to the election of directors, you may either vote “For” all nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you receive or may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. Voting in person will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).
• To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 2, 2020 to be counted.
• To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on June 2, 2020 to be counted.
• To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.
• To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from Penumbra. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2020, the Record Date.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of Deloitte as the Company’s independent registered public accounting firm, and “For” the advisory approval of the compensation of the Company’s named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Who is paying for this proxy solicitation?
The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
• You may submit another properly completed and signed proxy card with a later date.
• You may submit a subsequent proxy by telephone or through the Internet.
• You may send a timely written notice that you are revoking your proxy to Penumbra’s Secretary or Chief Executive Officer at One Penumbra Place, Alameda, CA 94502.
• You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.
When are stockholder proposals for inclusion in our proxy statement for next year’s annual meeting due?
Stockholders wishing to present proposals for inclusion in the proxy statement for our 2021 annual meeting of stockholders (the 2021 Annual Meeting) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act), must submit their proposals so that they are received by us at our principal executive offices no later than December 24, 2020. Proposals should be sent to our Secretary at One Penumbra Place, Alameda, CA 94502.
When are other proposals and stockholder nominations for next year’s annual meeting due?
With respect to proposals and nominations not to be included in the proxy statement for the 2021 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our Bylaws) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

Stockholders wishing to submit director nominations or proposals for consideration at the 2021 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than January 4, 2021 and not later than February 3, 2021 in order to be considered. In the event that the 2021 Annual Meeting is to be held on a date that is not within 30 days before or 70 days after the 1-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by our Secretary no earlier than 120 days prior to the date of the 2021 Annual Meeting and no later than the later of 70 days prior to the date of the 2021 Annual Meeting or the 10th day following the day on which we make a public announcement of the date of the 2021 Annual Meeting.
Nominations or proposals should be sent in writing to our Secretary at One Penumbra Place, Alameda, CA 94502. A stockholder’s notice to nominate a director or bring any other business before the 2021 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws can be found in the Investors section of our website at www.penumbrainc.com under “Governance—Corporate Governance.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” votes and any broker non-votes for the proposal to elect directors, and with respect to other proposals, votes “For”, “Against”, “Abstain” and broker non-votes (if applicable).
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the NYSE), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
What is the effect of abstentions and broker non-votes?
Abstentions: Under Delaware law (under which Penumbra is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. 2— Ratification of the Selection of the Independent Registered Public Accounting Firm for Penumbra, and Proposal No. 3—Advisory Vote on the Compensation of the Company’s Named Executive Officers.
Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee with voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under NYSE rules. The “non-routine” matters on the agenda for the Annual Meeting include Proposal No. 1—Election of Directors and Proposal No. 3—Advisory Vote on the Compensation of the Company’s Named Executive Officers.

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be entitled to vote on non-routine proposals, they will have no effect on the outcome of the vote on Proposal No. 1—Election of Directors or Proposal No. 3—Advisory Vote on the Compensation of the Company’s Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares in the election of directors or the advisory vote on the compensation of the Company’s named executive officers, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection by the Board of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 is considered a “routine” matter under NYSE rules. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2— Ratification of the Selection of the Independent Registered Public Accounting Firm for Penumbra even if it does not receive instructions from you, so long as it holds your shares in its name.
How many votes are needed to approve each proposal?

Proposal	Vote Required	Discretionary Voting Allowed?
No. 1. Election of Directors	Plurality	No
No. 2. Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm	Majority Cast	Yes
No. 3. Advisory Vote on Compensation of Named Executive Officers	Majority Cast	No

A “Plurality,” with regard to the election of directors, means that the three nominees who receive the most “For” votes cast by the holders of shares either present in person or represented by proxy will be elected to our Board. A “Majority Cast,” with regard to the advisory vote on the compensation of our named executive officers and the ratification of the selection by the Board of our independent registered public accounting firm, means that a majority of the votes cast on the proposal are voted “For” the proposal.
Accordingly:
•Proposal No. 1: For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on Proposal No. 1 will be elected as Class II directors to hold office until the 2023 annual meeting of stockholders. Only votes “For” or “Withheld” will affect the outcome, and therefore broker non-votes will not affect the outcome of Proposal No. 1.
•Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection by the Board of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions will not be considered votes cast on Proposal No. 2, and since the ratification of the selection by the Board of Deloitte is a matter on which a broker, bank or other nominee has discretionary voting authority, we do not expect any broker non-votes with respect to Proposal No. 2.
•Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the approval on an advisory basis of the compensation of our named executive officers. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 3, and therefore will not affect the outcome of Proposal No. 3.
None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our charter.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 35,072,846 shares outstanding and entitled to vote. Thus, the holders of at least 17,536,424 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the Internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of the shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be reported in a Current Report on Form 8-K (Form 8-K) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to report the preliminary voting results within four business days after the Annual Meeting and to file an additional Form 8-K (or an amendment to the Form 8-K reporting the preliminary voting results) to report the final voting results within four business days after the final voting results are known to us.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of Penumbra has any special interest in any matter to be voted upon other than election to the Board of Directors.
PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Company’s Board of Directors is presently comprised of eight members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Class I directors consist of Don Kassing, Thomas Wilder, and Janet Leeds; Class II directors consist of Arani Bose, M.D., Bridget O’Rourke and Surbhi Sarna; and Class III directors consist of Adam Elsesser and Harpreet Grewal.
The Nominating and Corporate Governance Committee of the Board (the NCG Committee) has renominated each of our Class II directors, Dr. Bose and Mses. O’Rourke and Sarna, as nominees for a three-year term expiring at the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of Dr. Bose and Mses. O’Rourke and Sarna is currently a director of the Company. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the NCG Committee and approved by the Board. We have no reason to believe that Dr. Bose, Ms. O’Rourke, or Ms. Sarna will be unable to serve if elected.

Nominees for Director, Continuing Directors, and Persons Chosen to Become Director
The names and ages of the nominees for director, continuing directors, and persons chosen to become director, and their principal occupations, length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Current Term Expires	Occupation	Independent	AC	CC	NCG	EC
Nominees
Arani Bose, M.D.	58	June 2004	2020 Annual Meeting	Chief Innovator, Penumbra	No	—	—	—	—
Bridget O’Rourke	52	April 2017	2020 Annual Meeting	Former human resources executive	Yes	C, F	—	M	—
Surbhi Sarna	34	July 2019	2020 Annual Meeting	CEO and Founder, nVision Medical Corp	Yes	M	—	M	—
Continuing Directors
Adam Elsesser(1)	58	June 2004	2021 Annual Meeting	Chief Executive Officer, Penumbra	No	—	—	—	C
Harpreet Grewal	53	April 2015	2021 Annual Meeting	Chief Operating Officer, Volante Technologies Inc.	Yes	—	M	—	—
Don Kassing(2)	78	February 2008	2022 Annual Meeting	President Emeritus, San Jose State University	Yes	—	M	M	M
Janet Leeds	58	January 2019	2022 Annual Meeting	Administrative Director, Seattle Cancer Care Alliance	Yes	—	M	C	—
Thomas Wilder	56	January 2017	2022 Annual Meeting	Chief Executive Officer, Neuros Medical, Inc.	Yes	M, F	C	—	M

AC: Audit Committee	EC: Executive Committee	F: Financial Expert
CC: Compensation Committee	C: Chair
NCG: Nominating and Corporate Governance Committee	M: Member

(1) Chair of the Board.
(2) Presiding Director.
A brief biography of each nominee for director, continuing director and person chosen to become director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for director and continuing director that led the NCG Committee to believe that the director should continue to serve on the Board:
Director Nominees
Arani Bose, M.D., co-founded Penumbra in June 2004 and has served as a member of the Board since our inception. Dr. Bose was Chairman of the Board and Chief Medical Officer from 2005 until 2015 and currently serves as Chief Innovator. Prior to founding Penumbra, Dr. Bose was an Assistant Professor of Radiology and Neurology at New York University (NYU) School of Medicine from 1997 to 2004, where he also had a clinical practice. While at NYU, Dr. Bose co-founded SMART Therapeutics. Dr. Bose received a B.A. from Stanford University and an M.D. from the University of Colorado School of Medicine with residency and fellowships at Yale University School of Medicine and NYU Medical Center.
The Board has nominated Dr. Bose based on his extensive knowledge of the Company and the medical device industry, his training and expertise in interventional radiology and neurology, and his skills and experience in clinical research and device development and commercialization.
Bridget O’Rourke has served on the Board since April 2017. Ms. O’Rourke has held a number of executive and leadership positions over more than twenty years, with expertise across different industries. Most recently, Ms. O’Rourke served as Executive Director of the executive search and consulting practice of O’Rourke &

Associates, a boutique firm providing services exclusively for the credit union industry, from July 2016 until May 2017. From August 2008 to June 2016, Ms. O’Rourke was Head of Human Resources at Passport Capital, LLC, a global asset management firm. Prior to Passport Capital, LLC, from 1997 to 2007 Ms. O’Rourke served in various positions in the financial services and executive search industries, including as Executive Search Director at O’Rourke Career Connections, Controller at Sigma Partners, a multi-fund venture capital firm, and Vice President for Citibank Global Asset Management’s Alternative Investment Strategies group. From July 1991 to December 1996, Ms. O’Rourke held audit and internal audit consulting positions of increasing responsibility at Coopers & Lybrand (now known as PricewaterhouseCoopers). Ms. O’Rourke received a B.A. from the University of California, Santa Barbara and became a Certified Public Accountant in 1995. She currently serves on the Board of Directors of the San Francisco Fire Credit Union.
The Board has nominated Ms. O’Rourke based on her extensive business and leadership experience, including valuable skills related to human resources management and financial accounting.
Surbhi Sarna has served on the Board since July 2019. Ms. Sarna is the CEO and founder of nVision Medical Corp (nVision), a healthcare company developing pioneering technology to enable early detection of ovarian cancer. Ms. Sarna founded nVision in 2011, with the intention of fulfilling an unmet clinical need. She has led the company from its inception and through its earliest days of product development, funding and initial clinical trials. In April 2018, nVision was acquired by Boston Scientific. Ms. Sarna now leads the efforts to commercialize the technology developed by nVision at Boston Scientific. Prior to her founding of nVision, Ms. Sarna held a variety of roles in healthcare, including roles at BioCardia and Abbott Vascular. Ms. Sarna received a B.A. from the University of California, Berkeley.
The Board has nominated Ms. Sarna based on her valuable experience as Chief Executive Officer of a pioneering medical device company.
Continuing Directors
Adam Elsesser co-founded Penumbra and has served as Chief Executive Officer and a member of the Board since our inception in June 2004, as Chairman of the Board since January 2015, and as President from January 2015 until August 2019. Prior to Penumbra, Mr. Elsesser led SMART Therapeutics, Inc. (SMART Therapeutics), a medical device company focused on devices for neuro-intervention, as its Chief Executive Officer from 2000 to 2002 and, after its acquisition by Boston Scientific Corporation, as President of SMART Therapeutics within Boston Scientific Corporation from 2002 to 2005. Before his work in the medical device industry, Mr. Elsesser was a partner in the law firm of Shartsis Friese LLP. Mr. Elsesser received a B.A. from Stanford University and a J.D. from Hastings College of the Law.
Mr. Elsesser brings to the Board his extensive knowledge of the Company, the medical device industry and the competitive landscape, as well as his expertise in building and commercializing medical devices.
Harpreet Grewal has served on the Board since April 2015. Since September 2019, Mr. Grewal has served as Chief Operating Officer of Volante Technologies Inc., a global provider of software for the integration, processing and orchestration of payments and financial messages, where he also serves on the Board of Directors and served as Executive in Residence from April 2018 to March 2019. From February 2016 through April 2017, Mr. Grewal served as General Manager of Constant Contact, Inc. (Constant Contact), a technology company primarily focused on marketing tools and a wholly-owned indirect subsidiary of Endurance International Group Holdings, Inc. (Endurance). Prior to the acquisition of Constant Contact by Endurance, from 2010 to February 2016, Mr. Grewal served as Executive Vice President and Chief Financial Officer of Constant Contact. In December 2019, Mr. Grewal agreed to settle litigation instituted by the SEC alleging that Mr. Grewal violated the antifraud provisions of Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 promulgated under the Exchange Act, and violated, or aided and abetted the violation of, the reporting, record-keeping and internal controls requirements of Section 13(a), Section 13(b)(2)(A) and related rules under the Exchange Act in connection with his position at Constant Contact. Without admitting or denying the SEC’s allegations, Mr. Grewal consented to the entry of a Final Judgment that permanently enjoined him from future violations of Section 17(a) of the Securities Act and from aiding and abetting future violations of Section 13(a) or Section 13(b)(2)(A) of the Exchange Act, and required him to pay a fine of $350,000, including a $100,000 civil penalty. From 2008 to 2009, Mr. Grewal worked as an independent consultant to small businesses and early-stage entrepreneurs. From 2006 through 2008, Mr. Grewal was

Executive Vice President and Chief Financial Officer of VistaPrint, Ltd., a publicly-traded online printing and marketing services company. Prior to VistaPrint, Mr. Grewal was Senior Vice President and Chief Financial Officer of GoldenSource Corporation, a data management company, from 2002 to 2006, Chief Financial Officer of eGain Communications Corporation, a customer engagement services company, from 1999 to 2002, and held various financial and strategic planning positions with PepsiCo, Inc., a publicly-traded food and beverage company, from 1996 to 1999. Mr. Grewal received a B.A. from the University of California, Berkeley and a M.A. from Johns Hopkins University.
Mr. Grewal brings to the Board his extensive business and leadership experience, including financial expertise and strategic planning skills, at a range of high growth companies, both private and public.
Don Kassing has served on the Board since February 2008 and as Presiding Director of the Board since August 2015. Mr. Kassing is President Emeritus of San Jose State University. Mr. Kassing served as President of San Jose State University from 2004 to 2008, Interim President from 2010 to 2011, and Vice President, Administration and Finance and Chief Financial Officer from 1993 to 2004. Prior to his tenure at San Jose State University, Mr. Kassing spent 18 years in higher education and 11 years in private industry, including eight years in merchandising/marketing and operations management at Caleres, Inc. (formerly known as the Brown Group, Inc.), a leading footwear retailer and wholesaler, and spent 3 years in corporate finance at the General Motors Corporation. Mr. Kassing received a B.A. and an M.B.A. from Saint Louis University.
Mr. Kassing brings to the Board his extensive business and leadership experience, including valuable skills related to strategic planning, based on his long tenure leading a major educational institution, including overseeing the development and construction of two high-profile campus facilities and having primary responsibility for university business and financial affairs.
Janet Leeds has served on the Board since January 2019. Ms. Leeds has held a number of leadership and consulting roles in academic healthcare settings over more than thirty years. Currently, Ms. Leeds serves as an Administrative Director at the Seattle Cancer Care Alliance (SCCA), a cancer center comprising Fred Hutchinson Cancer Research Center, Seattle Children’s Hospital and UW Medicine. From 2005 to 2009, Ms. Leeds served as the Administrator for the Fred Hutchinson/University of Washington Cancer Consortium. From 2000 to 2005, Ms. Leeds served as the Director of Planning at the Fred Hutchinson Cancer Research Center. From 1996 to 2000, Ms. Leeds served in various positions that were instrumental to the formation and development of the SCCA. Prior to that, from 1987 to 1995, Ms. Leeds held management consultant positions of increasing responsibility at ECG Management Consultants, where she primarily consulted with academic medical centers. Ms. Leeds received a B.A. from Stanford University and an M.B.A. from the University of Washington.
Ms. Leeds brings to the Board her strong healthcare background with extensive experience in organizational development and governance.
Thomas Wilder has served on the Board since January 2017. Since August 2017, Mr. Wilder has served as the Chief Executive Officer of Neuros Medical, Inc., a neuro-modulation company. From February 2010 through July 2016, Mr. Wilder served as the Chief Executive Officer of Sequent Medical, Inc., a company dedicated to the development of innovative catheter-based neurovascular technologies. From April 2006 to 2009, Mr. Wilder served as the President and CEO of PhotoThera, Inc., a company that was developing a unique therapy for acute ischemic stroke patients. From 2002 to 2006, he served as the President and CEO of MicroTherapeutics, Inc. (MTIX), a company also focused on the neurovascular space. Mr. Wilder served in positions of increasing responsibility at Medtronic, Inc. from 1991 through 2002, most recently as Vice President and General Manager of its endovascular stent grafts division. Mr. Wilder began his career in the Financial Statement Audit Practice of Price Waterhouse, where he worked from 1986 to 1989. He received a B.A. from Stanford University and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management and currently serves on the Board of Directors of Endologix, Inc. (ELGX).
Mr. Wilder brings to the Board his valuable experience based on his tenure as Chief Executive Officer at several medical device companies, as well as his tenure as a financial executive at a large medical device company.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
This section sets forth certain information regarding our Board of Directors and its committees and describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Investors section of our website at www.penumbrainc.com under “Governance—Corporate Governance.” Alternatively, you can request a copy of any of these documents free of charge by writing to: Penumbra, Inc., One Penumbra Place, Alameda, CA 94502, Attention: Secretary. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
BOARD COMPOSITION
Our Board currently consists of eight members. In accordance with our Restated Certificate of Incorporation and our Bylaws, our Board is divided into three classes with staggered terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board. Our directors are divided among the three classes as follows:
•Class I directors consist of Don Kassing, Janet Leeds, and Thomas Wilder, whose terms expire at the 2022 annual meeting of stockholders;
•Class II directors consist of Arani Bose, M.D., Bridget O’Rourke and Surbhi Sarna, whose terms expire at the Annual Meeting; and
•Class III directors consist of Adam Elsesser and Harpreet Grewal, whose terms expire at the 2021 annual meeting of stockholders.
Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.
INDEPENDENCE OF THE BOARD OF DIRECTORS
The Board has affirmatively determined that all of the director nominees and continuing directors, other than Mr. Elsesser and Dr. Bose due to their status as employees of the Company, are independent directors within the meaning of the applicable NYSE listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the Independent Directors). There are no family relationships between any director and any of our executive officers. All members of the Audit Committee of the Board (the Audit Committee), the NCG Committee and the Compensation Committee of the Board (the Compensation Committee) are Independent Directors.
BOARD LEADERSHIP STRUCTURE
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Board Chair and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time.

The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. Since January 2015, the Board has determined to combine the roles of Board Chair and Chief Executive Officer under the leadership of our co-founder Adam Elsesser. At the present time, the Board believes that this is the most effective leadership structure for Penumbra. We believe that combining the Chief Executive Officer and Board Chair positions helps ensure that the Board and management act with a common purpose. The Board believes that Mr. Elsesser’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. In addition, we believe that a combined Chief Executive Officer and Board Chair is better positioned to act as a bridge between management and the Board, maintaining the regular flow of information. The Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Elsesser’s demonstrated senior leadership skills, expertise from years of experience in the medical device industry, and his experience and familiarity with our business as co-founder and Chief Executive Officer. Our Independent Directors bring experience, oversight and expertise from outside of our Company, while Mr. Elsesser brings company-specific experience and expertise.
The Board does not have a lead independent director. Our Corporate Governance Guidelines note that all directors are elected by the stockholders and all have an equal voice. The Board, therefore, does not believe it appropriate or necessary in serving the best interests of the Company to designate a lead independent director. The Board Chair and the Chief Executive Officer are free, as is the Board as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.
Pursuant to our Corporate Governance Guidelines, the non-management directors regularly hold executive sessions in which management does not participate. The Board has designated Don Kassing as the Presiding Director to lead such meetings of the non-employee directors. If the designated Presiding Director is not present for a meeting, the other non-employee directors appoint one of their number to act as Presiding Director for such meeting. In addition, the chairs of the Audit Committee, Compensation Committee and NCG Committee have authority to hold executive sessions without management and non-Independent Directors present.
The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board and independent Board committees provide a well-functioning and effective balance to an experienced Board Chair. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the various standing Board committees that address risks inherent in their respective areas of oversight. For example, the Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. The Audit Committee monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function, and reviews the Company’s policies and practices with respect to risk assessment and risk management. The NCG Committee monitors the effectiveness of our corporate governance guidelines and policies and the operation of the Board. The Compensation Committee assesses and monitors whether any of our compensation programs, policies and practices has the potential to encourage excessive risk-taking.
It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Company’s Executive Vice President, General Counsel and Secretary, and President (formerly Chief Financial Officer) coordinate between the Board and management with regard to the determination and implementation of responses to any risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS
The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2019, the Board held nine meetings and took action by unanimous written consent on one occasion. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served held during the period for which he or she was a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. One of the seven directors serving at the time of the 2019 Annual Meeting of Stockholders attended that meeting.
In accordance with NYSE listing standards, the Board typically holds an executive session of non-employee directors (all of whom are Independent Directors), presided over by the Presiding Director, as a part of every regularly scheduled quarterly meeting of the Board.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee, the NCG Committee, and the Executive Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit Committee, the Compensation Committee, and the NCG Committee meets the applicable NYSE listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member of the Audit Committee, the Compensation Committee, and the NCG Committee is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our Company in carrying out the responsibilities of a director.
Audit Committee
The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements, financial reporting processes and internal controls, the design, implementation and performance of our internal audit function, and our compliance with applicable legal and regulatory requirements. In addition, the Audit Committee assists the Board in its oversight of the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm.
The Audit Committee was established in August 2015 and currently consists of three directors: Mses. O’Rourke (Chair) and Sarna and Mr. Wilder. In connection with the periodic review by the Board of the composition of the Board and Board committees and consideration of the rotation of committee members and committee chairs, (i) effective May 3, 2019, Mr. Kassing was removed as a member of the Audit Committee and (ii) effective August 2, 2019, Mr. Grewal was removed as a member of the Audit Committee, Ms. O’Rourke was appointed as the Chair of the Audit Committee, replacing Mr. Grewal, and Ms. Sarna was appointed as a member of the Audit Committee. The Audit Committee met six times during 2019.
The Audit Committee is governed by a written charter, which was adopted by the Board in August 2015. The Audit Committee charter can be found in the Investors section of our website at www.penumbrainc.com under “Governance—Corporate Governance.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Audit Committee charter grants the Audit Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.
As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for its consideration.

The Board annually reviews the NYSE listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “independent” and “financially literate” under the NYSE listing standards and that members of the Audit Committee received no compensation from the Company other than for service as a director. The Board has determined that each of Ms. O’Rourke and Mr. Wilder qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making that determination, the Board relied on the past business experience of Ms. O’Rourke and Mr. Wilder, as described above under the heading “Nominees for Director and Continuing Directors.”
Report of the Audit Committee of the Board of Directors
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2019, the Audit Committee met and held discussions with management and Deloitte & Touche LLP (Deloitte), the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2019 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with Deloitte. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte the independence of Deloitte from the Company and its management. The Audit Committee has also concluded that the provision by Deloitte of non-audit services to the Company in fiscal year 2019 was compatible with Deloitte’s independence. Based on the foregoing, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The Audit Committee and the Board have also approved the selection of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C, except to the extent provided in Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the Securities Act) (Regulation S-K), or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of Penumbra under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Respectfully submitted on April 13, 2020 by the members of the Audit Committee of the Board of Directors:
Bridget O’Rourke, Chair
Surbhi Sarna
Thomas Wilder

Compensation Committee
The Compensation Committee acts on behalf of the Board to oversee the Company’s executive compensation and benefits programs and policies, evaluate executive officer performance and compensation, review and assess risks arising from the Company’s employee compensation policies and practices, and review the Company’s management succession plan. Among other things, the Compensation Committee is responsible for:
• reviewing and approving, or recommending that the Board approve, the compensation of our executive officers;
• administering our stock and equity incentive plans;
• reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans in which our executive officers participate; and

• reviewing our overall compensation philosophy.
The Compensation Committee was established in June 2015 and currently consists of four directors: Messrs. Wilder (Chair), Grewal, and Kassing, and Ms. Leeds. In connection with the periodic review by the Board of the composition of the Board and Board committees and consideration of the rotation of committee members and committee chairs, (i) effective May 3, 2019, Ms. O’Rourke and Mr. Grewal were removed as members of the Compensation Committee and Ms. Leeds was appointed as a member of the Compensation Committee, (ii) effective July 1, 2019, Ms. Sarna was appointed as a member of the Compensation Committee and (iii) effective August 2, 2019, Ms. Sarna was removed as a member of the Compensation Committee and Mr. Grewal was appointed as a member of the Compensation Committee. The Compensation Committee met seven times during 2019. The Board has determined that all members of our Compensation Committee meet the independence requirements applicable to directors and compensation committee members under SEC rules and NYSE listing standards.
The Compensation Committee is governed by a written charter, which was adopted by the Board in August 2015. The Compensation Committee charter can be found in the Investors section of our website at www.penumbrainc.com under “Governance—Corporate Governance.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by NYSE listing standards.
Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee.
As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.
In November 2015, the Board created an Equity Award Committee, consisting solely of Mr. Elsesser, our Chairman and Chief Executive Officer. The Board has delegated to the Equity Award Committee the authority to make equity grants under our Amended and Restated 2014 Equity Incentive Plan (the 2014 Equity Incentive Plan) to non-executive employees and consultants in connection with their commencement of employment with, or provision of services to, us, in connection with promotions, and to reward exceptional achievements, and performance-based equity awards to sales personnel, in each case within guidelines established by the Board or the Compensation Committee.
Compensation Committee Processes and Procedures
The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management and the Compensation Committee’s compensation consultant. Our Chief Executive Officer, our President, our Chief Financial Officer, our Executive Vice President and Chief Business Officer, and our Executive Vice President, General Counsel and Secretary, in addition to the Compensation Committee’s compensation consultant, may attend portions of Compensation Committee meetings for the purpose of providing analysis and information to assist the Compensation Committee on various compensation matters. None of our executive officers participated in the discussion or decisions of the Compensation Committee regarding his or her own 2019 compensation.
Since August 2015 the Compensation Committee has engaged Compensia, Inc. (Compensia) as an independent adviser to the Compensation Committee. For 2019, Compensia conducted analysis and provided information and advice on, among other things, the Company’s executive compensation programs and the development of the Company’s peer group. Compensia reports directly to the Compensation Committee, which retains sole authority to direct the work of and engage Compensia.

In February 2020, the Compensation Committee, taking into account the various factors prescribed by the NYSE regarding the independence of compensation consultants, reaffirmed the independence of Compensia as a compensation advisor.
For additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of Compensia, see the section below entitled “Compensation Discussion and Analysis.”
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during 2019 were Messrs. Wilder (Chair), Grewal, and Kassing, and Mses. Leeds, O’Rourke and Sarna. None of these directors has ever been an officer or employee of us or any of our subsidiaries. None of our executive officers currently serves, or served during 2019, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board or the Compensation Committee. No director that served on our Compensation Committee during 2019 had any relationship requiring disclosure by us under Item 404 of Regulation S-K.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained herein with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C, except to the extent provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of Penumbra under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Respectfully submitted on April 13, 2020 by the members of the Compensation Committee of the Board of Directors:
Thomas Wilder, Chair
Harpreet Grewal
Don Kassing
Janet Leeds

Equity Compensation Plan Information

The following table provides certain information with respect to all of Penumbra’s equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	1,605,281	(1)	$22.58	(3)	8,055,150	(4)(5)
Equity compensation plans not approved by stockholders	145,000		$7.75		—
Total	1,750,281	(2)	$21.02	(3)	8,055,150

(1) Amount does not include any shares of common stock issuable under our Employee Stock Purchase Plan (the ESPP). The Company issues shares under the ESPP once every six months based on employee contributions in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.
(2) As of December 31, 2019, the weighted-average remaining term of the 1,379,075 options outstanding was 5.0 years.
(3) Excludes restricted stock units (RSUs), which have no exercise price.
(4) Includes 6,959,455 shares available for future issuance under the 2014 Equity Incentive Plan and 1,095,695 shares available for future issuance under the ESPP.
(5) The number of shares available for issuance under the 2014 Equity Incentive Plan increases automatically on the first day of each fiscal year of the Company beginning with the 2016 fiscal year and ending with the 2025 fiscal year, in an amount equal to the least of (i) 2,500,000 shares, (ii) 5% of the outstanding shares on the last day of the immediately preceding fiscal year, or (iii) such number of shares determined by the Board. The number of shares available for issuance under the ESPP increases automatically on the first day of each fiscal year of the Company beginning with the 2016 fiscal year and ending with the 2025 fiscal year, in an amount equal to the least of (i) 500,000 shares, (ii) 1% of the outstanding shares on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by the Board.
Effective January 1, 2019, the number of shares available for issuance under the 2014 Equity Incentive Plan increased by 1,730,115 shares and the number of shares available for issuance under the ESPP increased by 346,023 shares, in each case pursuant to the automatic increase provisions contained in the respective plans discussed above. However, due to the fact that the Company (i) had not registered the offering of such shares under the Securities Act as of December 31, 2019, (ii) has not registered the offering of such shares under the Securities Act since December 31, 2019, and (iii) has no current plans to register the offering of such shares under the Securities Act or issue such shares under the 2014 Equity Plan or the ESPP, respectively, the Company deems such shares to not be available for issuance under the 2014 Equity Incentive Plan and the ESPP, respectively, as of December 31, 2019. For 2020, the Board elected not to increase the number of shares available for issuance under the 2014 Equity Incentive Plan or the ESPP.
Nominating and Corporate Governance Committee
The NCG Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance, overseeing director compensation and developing, recommending to the Board and overseeing compliance with our corporate governance guidelines and policies. To that end, the NCG Committee is responsible for, without limitation:
• identifying and recommending candidates for membership on the Board;
• recommending directors for appointment to Board committees;
• reviewing and recommending to the Board the compensation of our directors;

• developing and recommending to the Board our corporate governance guidelines and policies;
• reviewing proposed waivers of our Corporate Governance Guidelines and Code of Business Conduct and Ethics for directors, executive officers and other senior financial officers;
• overseeing the process of evaluating the performance of the Board;
• reviewing related party transactions;
• overseeing our director education programs; and
• assisting the Board on other corporate governance matters.
A detailed discussion of the NCG Committee’s procedures for recommending candidates for election as a director appears below under the section entitled “Procedures of the Nominating and Corporate Governance Committee.”
The NCG Committee was established in August 2015 and currently consists of four directors: Mses. Leeds (Chair), O’Rourke and Sarna and Mr. Kassing. In connection with the periodic review by the Board of the composition of the Board and Board committees and consideration of the rotation of committee members and committee chairs, (i) effective May 3, 2019, Mr. Wilder was removed as a member of the NCG Committee and Ms. Leeds was appointed as a member of the NCG Committee, (ii) effective July 1, 2019, Ms. Sarna was appointed as a member of the NCG Committee and (iii) effective August 2, 2019, Mr. Grewal was removed as a member of the NCG Committee and Ms. Leeds was appointed as the Chair of the NCG Committee, replacing Mr. Kassing as Chair. The NCG Committee met six times during 2019. The Board has determined that all members of our NCG Committee meet the independence requirements applicable to directors and nominating and corporate governance committee members under SEC rules and NYSE listing standards.
The NCG Committee is governed by a written charter, which was adopted by the Board in August 2015. The NCG Committee charter can be found in the Investors section of our website at www.penumbrainc.com under “Governance—Corporate Governance.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The NCG Committee charter complies with the guidelines established by the NYSE. The charter of the NCG Committee grants the NCG Committee authority to retain and terminate any advisers, including search firms to identify director candidates, compensation consultants as to director compensation and legal counsel, including sole authority to approve all such advisers’ fees and other retention terms.
As required by its charter, the NCG Committee conducts a self-evaluation at least annually. The NCG Committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval.
Procedures of the Nominating and Corporate Governance Committee
In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the NCG Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether or not changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The NCG Committee considers the following factors and qualifications:
• the appropriate size and the diversity of the Board;
• the needs of the Board with respect to the particular talents and experience of its directors;
• the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions, and the knowledge, skills and experience already possessed by other members of the Board;
• familiarity with domestic and international business matters;

• legal and regulatory requirements; and
• experience with accounting rules and practices.
Pursuant to the NCG Committee charter, the NCG Committee periodically reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the NCG Committee does not have a formal policy respecting diversity on the Board, the NCG Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board.
Once the NCG Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the NCG Committee uses a flexible set of procedures in selecting individual director candidates. This flexibility allows the NCG Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the process is to identify the type of candidate the NCG Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The NCG Committee may consider candidates recommended by management, by other members of the NCG Committee, by the Board, by stockholders, or it may engage a third party to conduct a search for possible candidates based on criteria specified by the NCG Committee. In considering candidates submitted by stockholders, the NCG Committee will take into consideration the needs of the Board and the qualifications of the candidate.
In order for a stockholder to have a candidate considered by the NCG Committee, a stockholder should submit a written recommendation that includes (A) as to each person whom the stockholder proposes to nominate for election or reelection as director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner; (2) for each class or series, if any, the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner; (3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination; (4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities; (5) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; (6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination; and (7) any other information relating to such stockholder, beneficial owner, if any, or director nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee pursuant to Section 14 of the Exchange Act. Stockholder recommendations should be addressed to the NCG Committee in care of our Secretary at the address set forth below under the section entitled “Stockholder Communications with the Board of Directors.”

Once candidates are identified, the NCG Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the NCG Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.
If the NCG Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the Board may in turn conduct its own review to the extent it deems appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board, as appropriate.
Each of the current Class II directors has been recommended by the NCG Committee to the Board for re-election as a Class II director at the Annual Meeting, and the Board has approved such recommendations.
Executive Committee
The Executive Committee is vested with the authority to exercise certain functions of the Board when the Board is not in session, subject to restrictions imposed by applicable law, NYSE listing standards and any other limitations prescribed by the Board.
The Executive Committee was established in May 2015 and is composed of three directors: Messrs. Elsesser (Chair), Kassing, and Wilder. Two of the three members of the Executive Committee are “independent” under the listing standards of the NYSE. The Executive Committee met one time during 2019.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach practices include investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report to stockholders, SEC filings, news releases, and our website. Our conference calls in connection with quarterly earnings releases are open to the public in real time and available as archived webcasts on our website for a period of time.
The Board has adopted a process for stockholders and other interested parties to send communications to the Board or any director(s), including the Presiding Director. All such communications should be sent by mail addressed to the Board or any particular director(s) (including the Presiding Director) at One Penumbra Place, Alameda, CA 94502, c/o Secretary of Penumbra, Inc. All communications received by the Secretary will be sent directly to the Board or the relevant director(s).
CODE OF BUSINESS CONDUCT AND ETHICS
The Board has adopted a Code of Business Conduct and Ethics that applies to all employees and directors, including our principal executive officer, principal financial officer, principal accounting officer, other executive officers, and other senior financial personnel. A copy of our Code of Business Conduct and Ethics is available in the Investors section of our website at www.penumbrainc.com under “Governance—Corporate Governance.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendment to a provision of our Code of Business Conduct and Ethics that applies to, or grant any waiver from a provision of our Code of Business Conduct and Ethics to, our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will promptly disclose the date and nature of the amendment or waiver (including the name of the person to whom the waiver was granted) on our website in accordance with the requirements of Item 5.05 of Form 8-K.

DIRECTOR STOCK OWNERSHIP GUIDELINES
Our Corporate Governance Guidelines include stock ownership guidelines for our non-employee directors, which the Board considers an important tool in aligning the interests of our non-employee directors with the long-term interests of our stockholders.
Under the stock ownership guidelines for non-employee directors approved by the Board in April 2017, our non-employee directors are expected to hold shares of the Company’s common stock with a dollar value equal to at least three times (3x) the non-employee director annual cash retainer (the Ownership Requirement). The NCG Committee measures compliance with the Ownership Requirement as of the last business day of each calendar year (the Determination Date), based on the adjusted closing price of our common stock as reported by the NYSE on the Determination Date. When a non-employee director is newly appointed to the Board, that director shall have a period of three years to accumulate the shares required to satisfy the Ownership Requirement. In addition, in the event the non-employee director annual retainer increases, the NCG Committee will recommend an appropriate period of time for each non-employee director to acquire any additional shares needed to satisfy the Ownership Requirement.
For purposes of determining compliance with the Ownership Requirement, the following shares are treated as owned: (i) shares of our common stock owned individually, either directly or indirectly, including shares underlying unvested restricted stock awards and RSUs; and (ii) shares of our common stock owned jointly or separately by a spouse, domestic partner and/or minor children. No other rights to acquire shares of our common stock (including stock options or similar rights) are considered shares of our common stock owned for purposes of meeting the Ownership Requirement.
Should a non-employee director fail to comply with the Ownership Requirement at any Determination Date, the NCG Committee, in its sole discretion, may review and address any such shortfall in ownership as it deems appropriate.
As of December 31, 2019, each of our non-employee directors met the Ownership Requirement.
The Board has also adopted stock ownership guidelines for our Chief Executive Officer. These requirements are discussed in greater detail below under the section entitled “Executive Compensation—Compensation Discussion and Analysis—Other Compensation-Related Policies—Stock Ownership Guidelines.”
ANTI-HEDGING AND ANTI-PLEDGING POLICY
The Board has adopted a formal anti-hedging and anti-pledging policy for our employees (including our executive officers) and directors. Under our Policy Concerning Trading in Company Securities, which was adopted by the Board in August 2015, our employees (including our executive officers) and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities, or pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.
DIRECTOR COMPENSATION
Our directors play a critical role in guiding our strategic direction and overseeing the management of Penumbra. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Our non-employee directors receive compensation in the form of an annual cash retainer and initial and annual refresh grants of RSUs, as described in greater detail below. Our two employee directors, Mr. Elsesser and Dr. Bose, receive no separate compensation for their service as directors. For information regarding the compensation we pay to Mr. Elsesser and our other executive officers, please see the section below entitled “Executive Compensation.”
In January 2019, the Board, following input from Compensia and upon the recommendation of the NCG Committee, approved an increase to the target value of the initial and annual RSU grants for non-employee directors from three times (3x) to three and one-half times (3.5x) the non-employee director annual cash retainer. Under the

Company’s director compensation policy, as updated by the Board in January 2019, each non-employee director receives an annual cash retainer of $40,000. The Audit Committee Chair receives an additional annual cash retainer of $25,000 in recognition of the responsibilities and level of participation required of such role. Each non-employee director also receives (i) an initial grant of RSUs upon joining the Board and (ii) an annual refresh grant of RSUs, in each case in an amount equal to three and one-half times (3.5x) the non-employee director annual cash retainer (currently $40,000), divided by the adjusted closing price of Penumbra’s common stock on the date of grant, rounded up or down to the nearest whole share. The initial RSU grant vests over four years in equal quarterly installments beginning on the last day of the calendar quarter in which the director joined the Board, and the annual RSU grants vest in equal quarterly installments on the last day of each calendar quarter of the applicable year, beginning on the last day of the calendar quarter in which the grants are made (new directors receive a prorated annual RSU grant), subject in each case to the applicable director’s continued service on the Board through the applicable vesting date.
The following table is a summary of the annual cash compensation paid to our non-employee directors for 2019. Each applicable line item is an additional element of compensation.

Director Position	Annual Cash Compensation(1)(2)
All Non-Employee Directors	$40,000
Audit Committee Chair	$25,000

(1) The annual cash compensation that the Company pays to its Board members, other than Mr. Elsesser and Dr. Bose, is based on their positions on the Board, and the Company does not compensate the Board members on a per meeting basis. The amounts reflected in the table above were approved by the Board in January 2019.
(2) This annual cash compensation is paid quarterly in arrears.
Mses. Leeds and Sarna received initial RSU grants upon joining the Board on January 17, 2019 and July 1, 2019, respectively. Ms. Leeds received an initial grant of 1,011 RSUs under the 2014 Equity Incentive Plan, which award vests in sixteen approximately equal quarterly installments on the last day of each calendar quarter beginning with the calendar quarter ended March 31, 2019. Ms. Sarna received an initial grant of 872 RSUs under the 2014 Equity Incentive Plan, which award vests in sixteen approximately equal quarterly installments on the last day of each calendar quarter beginning with the calendar quarter ended September 30, 2019.
Additionally, on February 8, 2019, each of our non-employee directors (other than Ms. Sarna) received an annual grant of 949 RSUs under the 2014 Equity Incentive Plan, which awards vested in four approximately equal installments on the last day of each calendar quarter of 2019. Ms. Sarna received a prorated annual grant of 436 RSUs under the 2014 Equity Incentive Plan on July 1, 2019, which award vested in two equal installments on each of September 30, 2019 and December 31, 2019.
The following table lists actual compensation paid to each of our non-employee directors for 2019.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(3)	Total ($)
Harpreet Grewal(2)	55,625	139,968	195,593
Don Kassing	40,000	139,968	179,968
Janet Leeds	40,000	279,931	319,931
Bridget O’Rourke(2)	49,375	139,968	189,343
Surbhi Sarna	20,000	209,895	229,895
Thomas Wilder	40,000	139,968	179,968

(1) Director fees are generally paid quarterly in arrears. Accordingly, director fees earned in the fourth quarter of 2019 were paid in early 2020.
(2) Effective August 2, 2019, Ms. O’Rourke was appointed as the Chair of the Audit Committee, replacing Mr. Grewal. Each of Ms. O’Rourke and Mr. Grewal received a cash retainer of $3,125 for their respective service as Audit Committee Chair during the third quarter of 2019.
(3) The amounts in this column reflect the aggregate grant date fair value of the stock awards granted to our non-employee directors computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718 (excluding the effect of estimated forfeitures). The grant date fair value of the initial RSU grant for Ms. Leeds was measured based on the closing price of Penumbra’s common stock on January 17, 2019 ($138.44). The grant date fair values of the initial and annual RSU grants for Ms. Sarna were measured based on the closing price of Penumbra’s common stock on July 1, 2019 ($160.47). The grant date fair value of the annual RSU grants for non-employee directors (other than Ms. Sarna) was measured based on the closing price of Penumbra’s common stock on February 8, 2019 ($147.49). For the assumptions used in determining these grant date fair values, see Notes 2 and 11 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 26, 2020. There were no unvested awards as of December 31, 2019, except for (i) 443 RSUs remaining unvested from Ms. O’Rourke’s initial RSU grant, (ii) 758 RSUs remaining unvested from Ms. Leeds’ initial RSU grant, and (iii) 763 RSUs remaining unvested from Ms. Sarna’s initial RSU grant.

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR PENUMBRA
On April 13, 2020, the Board selected Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte has served as our independent registered public accounting firm since September 17, 2008. Representatives of Deloitte plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Board will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and our stockholders.
Independent Registered Public Accounting Firm Fee Information
The following is a summary of the services provided by Deloitte to the Company for fiscal years 2018 and 2019 and related fees billed in connection therewith:

	Fiscal Year Ended December 31,
Description of Services Provided by Deloitte	2019	2018
Audit Fees (1)	$2,151,140	$2,176,530
Audit-Related Fees	$—	$—
Tax Fees (2)	$261,404	$143,830
All Other Fees	$—	$—
TOTAL	$2,412,544	$2,320,360

(1) Audit fees for Deloitte for 2019 and 2018 were for professional services rendered in connection with the audits of our financial statements and of our internal control over financial reporting and the review of our interim financial statements, and for services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.
(2) Tax fees for Deloitte for 2019 and 2018 were for tax consulting and compliance services.
Pursuant to its charter, the Audit Committee is required to pre-approve all audit and non-audit services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that such member(s) present any such approvals to the full Audit Committee at the next Audit Committee meeting. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.
All of the services provided by Deloitte for fiscal years 2018 and 2019, as well the fees for such services described above, were pre-approved by the Audit Committee in accordance with these standards.
Approval of this proposal requires the affirmative vote of a majority of shares cast by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will not count as votes cast on this proposal and therefore will not affect the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Background and Purpose of Proposal
In accordance with rules promulgated pursuant to Section 14A of the Exchange Act, stockholders are being asked to approve, on an advisory and non-binding basis, the compensation of the Company’s NEOs (as defined below) as disclosed in this Proxy Statement. This is commonly referred to as a “Say-on-Pay” proposal. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement. At the 2017 annual meeting of stockholders, our stockholders expressed the preference that we hold an advisory vote on named executive officer compensation each year. The Board affirmed the stockholders’ preference and will hold “Say-on-Pay” votes on an annual basis until the next required stockholder vote on “Say-on-Pay” frequency, which is scheduled to be held at our 2023 annual meeting of stockholders.
The compensation of the Company’s NEOs subject to this advisory vote is disclosed in this Proxy Statement under the section entitled “Executive Compensation,” including the “Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained therein. As described in detail in these disclosures, the Company’s compensation philosophy is to maintain a transparent and simple executive compensation program that fosters an ownership mentality by emphasizing targeted long-term equity compensation coupled with cash compensation solely in the form of a base salary. Please read the section below entitled “Executive Compensation—Compensation Discussion and Analysis” and the compensation tables and related narrative disclosure that follow it for additional information regarding the Company’s 2019 executive compensation program, including information about the 2019 compensation of the Company’s NEOs.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2019, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, compensation tables, and narrative discussion and any related material, is APPROVED.”
The “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement contains more information on the Company’s executive compensation program and we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to our management, the Board and the Compensation Committee. Our management, Board and Compensation Committee all intend to consider the results of this vote in making determinations in the future regarding our executive compensation arrangements and the Company’s executive compensation program, policies and practices.
Advisory approval of this proposal requires the affirmative vote of a majority of shares cast by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not count as votes cast on this proposal and therefore will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

OTHER INFORMATION RELATED TO PENUMBRA, ITS DIRECTORS AND EXECUTIVE OFFICERS
Security Ownership of Certain Beneficial Owners and Management
The following tables set forth certain information known to us regarding beneficial ownership of our common stock as of March 31, 2020 by:
•each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•each of our named executive officers;
•each of our directors; and
•all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2020 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The table below is based upon information furnished to us by our executive officers, directors and principal stockholders and Schedules 13G (or amendments thereto) filed with the SEC.
Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Penumbra, Inc., One Penumbra Place, Alameda, California 94502.
Principal Stockholders

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
5% stockholders
FMR LLC(2)	5,237,124	14.9%
BlackRock, Inc. (3)	3,091,875	8.8%
The Vanguard Group(4)	2,919,125	8.3%

(1) Based on 35,071,008 shares of common stock outstanding on March 31, 2020.
(2) Beneficial ownership is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 7, 2020, by FMR LLC and Abigail P. Johnson (as Director, Chairman, and Chief Executive Officer of FMR LLC). FMR LLC, in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares and has sole dispositive power over 5,237,124 shares and sole voting power over 962,798 shares. FMR LLC reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: FIAM LLC, Fidelity Management & Research Company (FMR Co), Fidelity Personal Trust Company, FSB SA, FMR Co., Inc. (Fidelity), and Strategic Advisers LLC.
Fidelity, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 5% or greater of our outstanding common stock. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(3) Beneficial ownership is as of December 31, 2019 and is based solely on information contained in the Schedule 13G filed with the SEC on February 7, 2020, by BlackRock, Inc. (BlackRock). BlackRock, in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares and has sole dispositive power over 3,091,875 shares and sole voting power over 2,970,315 shares. BlackRock reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Advisors (UK) Limited.
BlackRock Fund Advisors, a wholly-owned subsidiary of BlackRock, is the beneficial owner of 5% or greater of our outstanding common stock.
The address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(4) Beneficial ownership is as of December 31, 2019 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group (Vanguard). The Vanguard Group, a registered investment adviser, has shared voting power with respect to 5,887 shares, shared dispositive power with respect to 20,215 shares, sole dispositive power with respect to 2,898,910 shares, and sole voting power with respect to 18,250 shares. Vanguard filed the report on behalf of itself and its wholly owned subsidiaries, Vanguard Fiduciary Trust Company (beneficial owner of 14,328 shares) and Vanguard Investments Australia, Ltd. (beneficial owner of 9,809 shares).
The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Directors and Named Executive Officers
Adam Elsesser(2)	1,629,582	4.6%
Arani Bose, M.D.(3)	580,662	1.7%
Harpreet Grewal	12,828	*
Don Kassing(4)	9,638	*
Janet Leeds	1,454	*
Bridget O’Rourke	2,746	*
Surbhi Sarna	516	*
Thomas Wilder(5)	3,686	*
Sri Kosaraju(6)	157,851	*
James Pray(7)	455,009	1.3%
Johanna Roberts(8)	92,806	*
Lynn Rothman(9)	194,319	*
Maggie Yuen	—	*
All current executive officers and directors as a group (14 persons)	3,171,921	8.9%

* Represents less than 1% of Penumbra’s outstanding common stock.
(1) Based on 35,071,008 shares of common stock outstanding on March 31, 2020. Shares of common stock subject to issuance upon vesting of RSUs or exercise of stock options that will vest within 60 days of March 31, 2020 are deemed outstanding and beneficially owned by the person holding the RSUs or stock options for the purpose of computing the percentage ownership of the person or any group including that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Mr. Elsesser has (i) shared voting and dispositive power with respect to 1,029,582 shares held by the Siegel/Elsesser Revocable Trust, for which Mr. Elsesser acts as Co-Trustee with his wife, and (ii) sole voting power and sole dispositive power with respect to 600,000 shares issuable upon the exercise of stock options held by Mr. Elsesser that are exercisable within 60 days of March 31, 2020.
(3) Dr. Bose has (i) sole voting power and sole dispositive power with respect to 566,518 shares held by Dr. Bose, and (ii) shared voting and shared investment power with respect to 14,144 shares held by Arani & Shumita Bose.
(4) Mr. Kassing has (i) sole voting power and sole dispositive power with respect to 1,138 shares held by Mr. Kassing, and (ii) shared voting and shared investment power with respect to 8,500 shares held by the Kassing Family Trust, for which Mr. Kassing acts as Co-Trustee with his wife.
(5) Mr. Wilder has (i) sole voting power and sole dispositive power with respect to 189 shares held by Mr. Wilder, and (ii) shared voting power and shared dispositive power with respect to 3,497 shares held by the Thomas and Catharine Wilder Family Trust dated March 31, 2006, for which Mr. Wilder acts as Co-Trustee with his wife.
(6) Mr. Kosaraju has shared voting and dispositive power with respect to 157,851 shares held by the Kosaraju Family Trust, for which Mr. Kosaraju acts as Co-Trustee with his wife.
(7) Mr. Pray has (i) sole voting power and sole dispositive power with respect to 1,578 shares held by Mr. Pray, and (ii) shared voting and dispositive power with respect to 453,431 shares held by the Pray Revocable Trust, for which Mr. Pray acts as Co-Trustee with his wife.
(8) Ms. Roberts has sole voting power and sole dispositive power with respect to (i) 39,056 shares held by Ms. Roberts, (ii) 3,750 shares that are subject to RSUs held by Ms. Roberts that will vest within 60 days of March 31, 2020, and (iii) 50,000 shares issuable upon the exercise of stock options held by Ms. Roberts that are exercisable within 60 days of March 31, 2020.
(9) Ms. Rothman has (i) sole voting and sole dispositive power with respect to (x) 12,332 shares held by Ms. Rothman, and (y) 80,180 shares issuable upon the exercise of stock options held by Ms. Rothman that are exercisable within 60 days of March 31, 2020, and (ii) shared voting and shared investment power with respect to 101,807 shares held by the Trust of Richard E. Koch & Lynn D. Rothman, for which Ms. Rothman acts as Co-Trustee with her husband.
Executive Officers
The following table sets forth certain information concerning our executive officers as of March 31, 2020.

Name	Age	Position with Penumbra
Adam Elsesser	58	Chief Executive Officer
Arani Bose, M.D.	58	Chief Innovator
Sri Kosaraju	42	President
James Pray	56	President, International
Johanna Roberts	48	Executive Vice President, General Counsel and Secretary
Lynn Rothman	59	Executive Vice President and Chief Business Officer
Lambert Shiu	40	Chief Accounting Officer
Maggie Yuen	48	Chief Financial Officer
There are no family relationships between any of our directors and any of our executive officers.
Mr. Elsesser’s and Dr. Bose’s biographies can be found with the biographies of the other members of the Board beginning on page 9 of this Proxy Statement. Biographies for our other executive officers, including our other named executive officers, are below.
Sri Kosaraju joined Penumbra in 2015. He served as Chief Financial Officer and Head of Strategy from April 2015 until his promotion to President in August 2019, and also served as Chief Financial Officer from August 2019 until December 2019. Prior to joining Penumbra, Mr. Kosaraju had over 16 years of experience in investment banking. Mr. Kosaraju worked for J.P. Morgan Securities LLC (J.P. Morgan) from 1999 until 2015, where he held a variety of positions with successively greater responsibility, most recently Managing Director of Equity Capital Markets, Head of Healthcare Equity Capital Markets and co-Head of Technology, Media, Telecom Equity Capital Markets. Prior to entering J.P. Morgan’s equity capital markets group in 2006, Mr. Kosaraju served in various practice groups at J.P. Morgan, including Equity Derivatives from 2003 to 2006 and Technology, Media, Telecom Investment Banking Coverage from 1999 to 2003. Mr. Kosaraju currently serves on the board of directors of 10x Genomics, Inc. (Nasdaq: TXG), a publicly traded life science technology company. Mr. Kosaraju received a B.S. from Massachusetts Institute of Technology.
James Pray joined Penumbra in 2005. He has served as President, International, since January 2015 and as President from 2005 to January 2015. Prior to joining Penumbra, Mr. Pray had over 15 years of experience in the medical device industry, much of that in the neurovascular arena. Prior to joining Penumbra, Mr. Pray worked for Boston Scientific Corporation, including as the Director of Marketing for the neurovascular division from 2000 to 2005. Mr. Pray also worked as a Research and Development Engineer and Engineering Manager for SCIMED Life Systems, a medical device company, from 1990 to 1996. Mr. Pray received a B.S. and M.S. from the University of Minnesota.
Johanna Roberts joined Penumbra in 2014. She served as Vice President and Deputy General Counsel from July 2015 until her promotion to Executive Vice President, General Counsel and Secretary in September 2018. Prior to joining Penumbra, Ms. Roberts had fifteen years’ experience working for several law firms, including Morrison & Foerster LLP in San Francisco. Ms. Roberts received a B.A. from Dartmouth College and J.D. from Harvard Law School.
Lynn Rothman joined Penumbra in 2007. She has served as Executive Vice President and Chief Business Officer since January 2015; as Chief Financial Officer from March 2009 to January 2015; as Vice President, Administration from January 2009 to March 2009, and as Human Resources Manager from 2007 to January 2009. Ms. Rothman joined Penumbra with over 20 years of experience in finance and marketing of medical and emerging growth companies. Ms. Rothman served as Director of Corporate Marketing at Confer Software, Inc., a disease management company, from 1997 to 2000. Prior to that time, Ms. Rothman worked at Robertson, Stephens & Company, a financial services firm, where she worked in both health care research and venture capital focused on potential medical device, service and software investment opportunities. She received a B.A. from Stanford University and an M.B.A. from The Wharton School, University of Pennsylvania.
Lambert Shiu joined Penumbra in 2015, serving as Director of Finance, then as Vice President, Finance and Accounting until his promotion to Chief Accounting Officer in December 2019. Prior to joining Penumbra, Mr. Shiu worked for PricewaterhouseCoopers, LLP (PwC), an accounting firm, for 13 years. He worked on a variety of teams during his tenure at PwC, each role increasing in levels of responsibility and management and spent two years in their National Office. Mr. Shiu is a Certified Public Accountant in California and received a B.A. from the University of California, Davis in 2001.
Maggie Yuen joined Penumbra as Chief Financial Officer in December 2019. Prior to joining Penumbra, Ms. Yuen spent more than 20 years driving scalable finance organizations, processes and infrastructure in the Manufacturing, Medical Devices, and Life Science industries. She served as Vice President of Finance of the Genetic Science Division within Thermo Fisher Scientific, Inc. (NYSE: TMO) (Thermo Fisher), a business focused on instrument platforms, cloud-based software, content and services, from 2016 to 2019. In her role, Ms. Yuen directed finance operations, strategic planning and business development activities, among a number of other executive functions. Prior to Thermo Fisher, Ms. Yuen held leadership positions with increasing responsibility at Mirion Technologies (from 2012 to 2016), and senior finance roles at Boston Scientific (NYSE: BSX) (from 2007 to 2010), Glu Mobile (Nasdaq: GLUU) (from 2004 to 2007), and Johnson & Johnson (NYSE: JNJ) (from 2001 to 2004). She received an MAcc and M.B.A. from the Weatherhead School of Management and a B.S. from Case Western Reserve University.
Legal Proceedings
There are no material legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC.
To the best of our knowledge and based solely on a review of such filed reports and written representations that no other reports were required, during the fiscal year ended December 31, 2019, other than as set forth below, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis:
•One report, covering one transaction related to the grant of an award of RSUs on May 15, 2019, was filed late on behalf of Johanna Roberts, our Executive Vice President, General Counsel and Secretary.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (CD&A) provides information about our 2019 compensation program for the individuals who served as our principal executive officer or principal financial officer and our three other most highly-compensated executive officers, in each case during the year ended December 31, 2019, or our named executive officers (whom we refer to as our NEOs), each of whose compensation is set forth in the Summary Compensation Table and the other compensation tables included in this Proxy Statement. For 2019, our NEOs were:
•Adam Elsesser, our Chairman and Chief Executive Officer (Mr. Elsesser also served as our President until August 29, 2019);
•Sri Kosaraju, our President (Mr. Kosaraju also served as our Chief Financial Officer until December 2, 2019);
•Maggie Yuen, our Chief Financial Officer (Ms. Yuen joined Penumbra effective December 2, 2019);
•Lynn Rothman, our Executive Vice President and Chief Business Officer;
•James Pray, our President, International; and
•Johanna Roberts, our Executive Vice President, General Counsel and Secretary.
This CD&A also discusses our executive compensation philosophy; decisions involving our executive team, including the NEOs, with respect to compensation paid for 2019; the role of Compensia, our compensation consultant; the individual components of our executive compensation program; and certain other policies affecting executive compensation at Penumbra.
Executive Summary

2019 Executive Compensation Highlights
For the year ended December 31, 2019, the key highlights of our executive compensation program included:
•Below Market Chief Executive Officer Total Cash Compensation. Throughout his tenure as our Chief Executive Officer, Mr. Elsesser has expressed a preference to our Compensation Committee that his cash compensation be modest so we could invest in other areas of the business. Mr. Elsesser maintained this preference in fiscal year 2019 and was not granted any new equity grant or cash compensation increases. As such, for 2019 his total cash compensation was below the competitive market 10th percentile.
•Below Market NEO Total Cash Compensation. Because we generally do not pay bonuses or other cash incentive compensation, total cash compensation levels were, as of November 2019, at or below the competitive market 35th percentile for all of our NEOs. Upon joining Penumbra in December 2019, Ms. Yuen’s target total cash compensation level approximated the competitive market 80th percentile when including her one-time cash signing bonus, and the 25th percentile of the competitive market when factoring only in her base salary.
•Peer Group. We added six companies to, and removed two companies from, our compensation peer group. The changes to our compensation peer group were made to reflect changes in our revenue, market cap and growth profile.
•Increases to Base Salary. None of our NEOs received an increase to base salary in 2019.
•Short-Term Incentive Compensation Award. Except for Ms. Yuen, who was granted a cash signing bonus in connection with her joining Penumbra in December 2019, none of our NEOs received cash bonus or other short-term incentive compensation in 2019.
•Equity Awards. Except for Ms. Roberts, who was granted an equity award in the form of RSUs in connection with her promotion to Executive Vice President, General Counsel and Secretary in September 2018, and Ms. Yuen, who was granted an equity award in the form of RSUs and stock options in connection with her joining Penumbra in December 2019, none of our NEOs received equity award grants in 2019.
Executive Compensation Philosophy
Our Board and Compensation Committee maintain a simple structure for our executive compensation program focused on base salary and equity ownership. Because we generally do not pay annual bonuses (or other cash incentives), our NEOs’ base salaries are at the higher end of the competitive market, but given this is their only cash compensation, our NEOs receive total cash compensation that is typically at the lower end of our competitive market.
We are confident that our streamlined compensation program aligns with our culture of cooperation and that it incentivizes our NEOs to work for the overall long-term good of the Company.
The Compensation Committee periodically reviews our compensation philosophy to determine whether any changes to our current philosophy are required to reward, incentivize, and retain our NEOs, or for other purposes.
Executive Compensation Philosophy, Objectives, Design and Components

It is critical to accomplishing our business objectives that we attract and retain talented executives whose skills and expertise enable them to contribute to our long-term success. As such, the principle objectives of our executive compensation program are to fairly reward, incentivize, and retain members of our executive team so that they perform in a manner that aligns their long-term interests with those of the Company and our stockholders. The following table identifies the main elements of our 2019 executive compensation program, the reasons for each, and the key features of each element within our 2019 executive compensation program:

Element	Reason for Providing Element	Key Features
Base Salary	Provide our NEOs a competitive fixed level of cash compensation for their services based on their knowledge, skills, and experience.
Reviewed annually for market competitiveness, taking into account the fact that we do not offer annual cash incentive compensation to our NEOs. We did not make any increases to the base salaries of our NEOs in 2019.

Long-Term Equity Awards	Provide long-term retention and incentives to our NEOs that align their interests with our stockholders’ interests.	We do not have an established annual program of awarding equity grants to our NEOs. However, we continually evaluate whether long-term equity awards are needed for retention, interest alignment, or other purposes. Since 2015, we have granted equity awards to our then-serving NEOs on five occasions, including the equity awards granted to Mses. Roberts and Yuen in 2019.

Since our founding in 2004, we have consistently maintained a transparent and simple executive compensation program that fosters an ownership mentality by emphasizing targeted long-term equity compensation coupled with cash compensation solely in the form of a base salary. The primary components of the compensation program for our NEOs are base salary and equity awards in the form of stock options and RSUs, all subject to time-based vesting. The 2014 Equity Incentive Plan allows us to grant, and we may consider granting, performance awards to our NEOs as an additional component of compensation in the future. To date, we have not established a practice of granting equity awards to our NEOs annually or on any other regular basis.

We are confident that our executive compensation program aligns with our culture of cooperation, and incentivizes our NEOs to work for the overall long-term good of the Company. We believe that short-term incentive compensation or other cash bonus programs can result in individuals adapting their conduct to meet specific short-term goals, the achievement of which may have unintended consequences over the long term. Moreover, differences in compensation resulting from short-term incentive compensation and other cash bonus programs can create distractions that are contrary to our culture of cooperation.

We pay our NEOs cash compensation in the form of a base salary that is at the higher end of the competitive market (at or above the market 65th percentile for all of our NEOs as of November 2019). However, because we generally do not pay bonuses or other cash incentive compensation, our NEO total cash compensation levels are generally at the lower end of the competitive market (at or below the 35th percentile for all of our NEOs as of November 2019). Upon joining Penumbra in December 2019, Ms. Yuen’s target total cash compensation level approximated the competitive market 80th percentile when including her one-time cash signing bonus, and the 25th percentile of the competitive market when factoring only in her base salary.
Historically, we have not made regular annual increases to the base salaries of our executive officers. In 2019, we did not make any increases to the annual base salaries of our NEOs.
Since our IPO in September 2015, we have not granted any of our then-serving NEOs, other than Mses. Roberts and Yuen and Daniel Davis, our former President, North America, equity awards or bonuses or other cash incentive compensation. While we constantly evaluate compensation of our NEOs to reward, incentivize and retain them as appropriate, the Compensation Committee concluded that, with the exception of the grant of an equity award to Ms. Roberts in connection with her promotion to Executive Vice President, General Counsel and Secretary in September 2018 and a signing bonus and new hire equity awards to Ms. Yuen in connection with her joining Penumbra in December 2019, no additional equity grants or cash incentive compensation were necessary in 2019.
The Compensation Committee will continue to review our compensation philosophy to determine whether any changes to our current philosophy are required to reward, incentivize, and retain our NEOs, or for other purposes.

2019 Say-on-Pay Vote and Stockholder Engagement

At our 2019 Annual Meeting of Stockholders, approximately 98% of the stockholders voting at the meeting approved the compensation paid to our NEOs in 2018. Although the vote was non-binding, the Compensation Committee believes this level of approval indicates that stockholders strongly support our executive compensation program and policies. Accordingly, the Company has substantially maintained the same approach to executive compensation for 2019.

The Company carefully considers stockholder feedback regarding our executive compensation program. Our senior management team, including our Chief Executive Officer and President (formerly Chief Financial Officer), regularly interacts with our stockholders throughout the year on a number of matters, including executive compensation. Through these and other outreach efforts, we believe we can understand our stockholders’ opinions and concerns on executive compensation and gather and convey stockholder views and comments directly to the Compensation Committee and the rest of the Board. For additional information concerning our stockholder outreach efforts, please refer to the section above entitled “ Information Regarding the Board of Directors and Corporate Governance—Stockholder Communications with the Board of Directors”.

The Compensation Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.

Roles of Compensation Committee, Management and Compensation Consultant

Role of Compensation Committee. The Compensation Committee charter requires the Compensation Committee to review and approve the compensation of our Chief Executive Officer and each of our other executive officers and to review and evaluate our executive compensation and benefits programs and policies in general. In making its determination about our executive compensation and benefits programs and policies, the Compensation Committee considers a number of factors, including the recruitment, development, promotion, retention and compensation of executive officers and other employees of the Company; the recommendations of the Chief Executive Officer (other than with respect to his own compensation); current and past total direct compensation; current and past equity ownership; competitive market data and analysis provided by the Compensation Committee’s compensation consultant; the Company’s performance and each executive officer’s impact on such performance; our operational goals; internal pay equity considerations; the performance of our common stock; and any other factors that it deems appropriate, with no one factor being determinative. The Compensation Committee also reviews and evaluates our current compensation philosophy, with input from our management and Compensia (including the development of a comparative group of health care equipment, health care supply and healthcare technology companies to use as our peer group for executive compensation decisions), to determine whether any changes to our current philosophy are required going forward.

For additional information regarding the Compensation Committee, see the section above entitled “Information Regarding the Board of Directors and Corporate Governance—Information Regarding Committees of the Board of Directors—Compensation Committee” in this Proxy Statement.

Role of Management. In 2019, members of management, including our Chief Executive Officer, our President (formerly our Chief Financial Officer), and our Executive Vice President, General Counsel and Secretary, worked with the Compensation Committee to develop our executive compensation program for the year, including the various elements of executive compensation described below. Our Chief Executive Officer (who also serves on the Board), our Chief Innovator (who also serves on the Board), our President (formerly our Chief Financial Officer), our Executive Vice President and Chief Business Officer, and our Executive Vice President, General Counsel and Secretary attended Compensation Committee meetings as appropriate. None of our NEOs participated in the discussion or decisions relating to his or her own 2019 compensation.

Role of Compensation Consultant. The Compensation Committee is authorized to retain its own advisers to assist it in performing its duties, and the Company pays the fees charged by such advisers. Since 2015, the Compensation Committee has engaged Compensia, a national compensation consulting firm, to assist the Compensation Committee in discharging its responsibilities by conducting analysis and providing information and advice on competitive market compensation practices, including market data on executive compensation, our executive compensation program, compensation trends and developments, and supplying such other information and recommendations as the Compensation Committee may from time to time to request. In 2019, Compensia worked with the Compensation Committee to develop a peer group against which to compare the Company’s executive compensation program and prepared reports analyzing the Company’s executive compensation program against the competitive market.

Compensation Adjustments and Peer Group Process

We generally review our executive compensation practices on an annual basis over the course of several meetings of the Compensation Committee and the Board. The first step in the process is for the Compensation Committee, with the support of Compensia and management, to review the composition of the peer group. In connection with its analysis of our executive compensation program for 2019, Compensia collected and analyzed compensation data from a comparator group of health care equipment, health care supply and health care technology companies approved by the Compensation Committee (the peer group).

The companies in the peer group are selected based on various criteria including size, location, market capitalization, operating and net income, revenue and total shareholder return. The criteria used to select the peer group for 2019 was drawn from health care equipment, health care supply and health care technology companies:

•with annual revenue generally between $150 million and $850 million;

•with market capitalization generally between $1.0 billion and $18.0 billion;

•with annual operating income generally between a loss of $75 million and income of $225 million;

•with annual net income generally between a loss of $125 million and income of $175 million;

•with an employee population generally between 500 and 5,000 employees;

•with a one-year total shareholder return generally between -50% and 200%; and

•headquartered in the United States.

The companies comprising the 2019 peer group (the 2019 Peer Group), as compared to the 2018 peer group and 2017 peer group, were as follows:

2019 Peer Group	2018 Peer Group	2017 Peer Group
Abaxis(1)	Abaxis	Abaxis
ABIOMED	ABIOMED	ABIOMED
AtriCure	AtriCure	AtriCure
CryoLife	CryoLife	CryoLife
DexCom	DexCom	Cynosure
Glaukos	Endologix	DexCom
Inogen	ICU Medical	Endologix
Insulet	Inogen	ICU Medical
Masimo	Insulet	Inogen
Medidata Solutions	Masimo	Insulet
Merit Medical Systems	Neogen	Neogen
Neogen	Nevro	Nevro
Nevro	NxStage Medical	NxStage Medical
NxStage Medical(1)	Veeva Systems	Spectranetics
Quidel		Vascular Solutions
Teladoc Health		Veeva Systems
Varex Imaging		ZELTIQ Aesthetics
Veeva Systems

(1) Abaxis was acquired in 2018 and NxStage Medical was acquired in 2019. However, compensation information was available at the time of Compensia’s 2019 peer group review and analysis and therefore they were included in the 2019 Peer Group.
The Compensation Committee reviews and updates the peer group periodically to ensure that the peer group companies satisfy our selection criteria. As a result of such review, the following updates have been made to the peer group since 2017:

•Cynosure, Vascular Solutions, Spectranetics and ZELTIQ Aesthetics were removed as a result of acquisition activity;
•Endologix and ICU Medical were removed based on the updated inclusion criteria; and
•Glaukos, Masimo, Medidata Solutions, Merit Medical Systems, Quidel, Teladoc Health, and Varex Imaging were added based on the updated inclusion criteria.

As of November 2018, as compared to the 2019 Peer Group, we were at approximately the 40th percentile for revenue for the preceding four quarters, at approximately the 65th percentile for market capitalization, at approximately the 45th percentile for operating income for the preceding four quarters, at the 60th percentile for net income for the preceding four quarters, at approximately the 70th percentile for number of employees and at the 55th percentile for one-year total shareholder return.

The Compensation Committee uses the competitive market data provided by Compensia as a reference point, but does not believe it necessary at this stage to target any specific percentile or range of percentiles for cash, equity or total compensation for our executive officers relative to the peer group. The Compensation Committee believes the data provided by Compensia provides a useful tool in its deliberations on executive compensation.

Principal Elements of Compensation

With two exceptions (as described below), the 2019 compensation of our NEOs consisted entirely of base salary. Only one of our NEOs received a cash bonus during 2019 and only two of our NEOs received equity awards during 2019. The mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Board and Compensation Committee. The Compensation Committee considered total equity ownership and other factors, including but not limited to those described above under Role of the Compensation Committee, in making its compensation decisions, with no one factor being determinative, and concluded that with the two exceptions previously noted, it was not necessary to grant any cash bonuses or equity awards to our NEOs in 2019.

Base Salary. We provide base salaries to our NEOs to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to the Company. When setting the base salaries of our NEOs, the Compensation Committee considers the knowledge, skills, responsibilities, experience, performance and potential to contribute to our strategic goals of our NEOs, our overall financial performance, internal pay equity as well as competitive market data provided by Compensia. None of our NEOs received an increase to base salary in 2019. The Compensation Committee generally reviews base salary levels on an annual basis and may review them more frequently, for example in connection with a promotion, changes in responsibilities, or general cost of living adjustments.

Annual Cash Incentive Bonuses. We did not offer short-term cash incentive bonus opportunities to any of our NEOs in 2019. Rather, our Board and Compensation Committee continue to believe that our reliance on base salary and long-term incentive compensation in the form of equity awards adequately facilitates the achievement of our corporate operational goals and aligns each NEO’s interests with long-term stockholder interests.

We granted a cash signing bonus to Ms.Yuen in the amount of $250,000 in connection with her joining Penumbra in December 2019. The bonus will be repayable by Ms. Yuen in full in the event that she leaves Penumbra within one year of December 2, 2019.

Equity Awards. The Compensation Committee grants equity awards from time to time to our employees, including our executive officers, so that their long-term interests are aligned with those of our stockholders. Equity awards take the form of stock options or RSUs.

Stock options allow our executive officers (including our NEOs) to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant. Our stock options generally vest 25% after one year, and then monthly over the subsequent three-year period as to the remaining shares subject to the options, subject to continued service through each vesting date. RSUs allow our executive officers (including our NEOs) to acquire shares of our common stock on vesting. RSUs generally vest in four equal annual installments, subject to continued service through each vesting date.

We do not have a practice of making equity awards annually or on any other regular basis. Rather, awards are generally granted on joining the Company, when a merit-based award is appropriate, in connection with a promotion or other event, or for retention purposes. Awards made to our NEOs in 2019 reflect this philosophy. Only our Chief Financial Officer and our Executive Vice President, General Counsel and Secretary received equity awards in 2019, which were granted upon our Chief Financial Officer joining the Company in December 2019 and in connection with our Executive Vice President, General Counsel and Secretary’s promotion in September 2018, respectively. Information about these equity awards can be found in the 2019 Grants of Plan-Based Awards Table and the 2019 Outstanding Equity Awards at Fiscal Year-End Table below.
We are actively considering the increased use of stock options and performance-based RSUs as a key component of our executive equity compensation program moving forward.
Perquisites, Retirement and Other Benefits. We generally do not provide perquisites or other personal benefits to our NEOs other than those available to our employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code). We are responsible for the administrative costs of the 401(k) plan. We make matching contributions to the 401(k) plan up to specified limits. Three of our NEOs participated in the 401(k) plan in 2019. We provide all employees, including our NEOs, with life insurance equal to twice their annual salary up to a maximum of $1,000,000, as well as with long-term disability insurance.

Our NEOs are eligible to participate in the Company’s health, dental, disability and other insurance plans on the same terms and at the same cost as such plans are available to all of the Company’s full-time employees. The Company does not have or provide any supplemental executive retirement plan or similar plan that provides for specified retirement payments or benefits. Moreover, the Company does not have or provide any defined contribution plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. In 2019, we authorized our Chief Executive Officer to fly on private aircraft at the expense of the Company when traveling on Company-related business to the extent commercial air travel would be impractical.

Additionally, all full-time U.S. employees of the Company, including our NEOs, are eligible to participate in the ESPP. Under the ESPP, all full-time U.S. employees may purchase shares of our common stock by authorizing payroll deductions at a minimum of 1% and up to 15% of his or her eligible compensation for each pay period during the offering period. Unless the participating employee withdraws from the offering, his or her accumulated payroll deductions will be used to purchase our common stock on the last business day of the offering period at a price equal to 85% of the fair market value of our common stock on either the first or the last day of the offering period, whichever is lower, provided that no Company employee is permitted to purchase shares of common stock having a market value of more than $25,000 per calendar year, as calculated under the ESPP (or more than 2,000 shares of the Company’s common stock per purchase period if the value of all common stock purchased under the ESPP by such employee in any calendar year is less than $25,000). Employees of the Company’s non-U.S. subsidiaries are not eligible to participate in the ESPP but instead participate in the Penumbra, Inc. OUS Employee Stock Purchase Rebate Plan, which was approved by the Company’s stockholders at our 2018 Annual Meeting of Stockholders.

Severance and Change in Control Payments and Benefits. None of our current arrangements with our NEOs provide for severance or change in control-related payments or benefits. None of our NEOs is subject to an arrangement that is not terminable at will by the Company.

Equity awards held by our NEOs are subject to the terms of the relevant equity incentive plan and are each governed by an award agreement evidencing such award. The award agreements set forth the terms and conditions of the respective awards and, among other things, describe the effect of various termination events on the vesting of unvested equity awards. The equity awards held by our employees, including our NEOs, provide that all unvested awards will vest immediately upon a change of control of the Company, subject to continued service through the date of such change in control.

No Gross-ups of Parachute Payments and Deferred Compensation. We did not provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2019, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.

Other Compensation-Related Policies

Compensation Recoupment Policy

We maintain a formal policy stating that, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Company will recover from any current or former executive officer of the Company who received incentive-based compensation (cash or equity subject to performance-based vesting) during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the excess, if any, of the incentive-based compensation paid to such executive officer over what would have been paid to the executive officer under the accounting restatement.

 Stock Ownership Guidelines

To align our Chief Executive Officer’s interests with those of our stockholders, we maintain stock ownership guidelines requiring that our Chief Executive Officer hold Penumbra shares with a value equal to three times (3x)

his base salary (the Ownership Requirement). The NCG Committee measures compliance with the Ownership Requirement as of the last business day of each calendar year (the Determination Date), based on the adjusted closing price of our common stock as reported by the NYSE on the Determination Date.

For purposes of determining compliance with the Ownership Requirement, the following shares are treated as owned: (i) shares of our common stock owned individually, either directly or indirectly, including shares underlying unvested restricted stock awards and RSUs; and (ii) shares of our common stock owned jointly or separately by a spouse, domestic partner and/or minor children. No other rights to acquire shares of our common stock (including stock options or similar rights) are considered shares of our common stock owned for purposes of meeting the Ownership Requirement.

Should our Chief Executive Officer fail to comply with the Ownership Requirement at any Determination Date, the NCG Committee, in its sole discretion, may review and address any such shortfall in ownership as it deems appropriate.
As of December 31, 2019, our Chief Executive Officer met the Ownership Requirement.

Anti-Hedging and Anti-Pledging Policy

We maintain a formal anti-hedging and anti-pledging policy for our employees (including our executive officers) and directors. Under our Policy Concerning Trading in Company Securities, which was adopted by the Board in August 2015, our employees (including our executive officers) and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities, or pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.

Compensation Policies and Practices as they relate to Risk Management

Our Compensation Committee has reviewed our compensation-related risks, and has determined that our compensation policies and practices do not encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.

The review conducted by the Compensation Committee focused on the key terms of our compensation programs in 2019, and our plans for such programs in 2020. Among other things, the Compensation Committee focused on whether our compensation programs created incentives for risk-taking behavior and whether existing risk mitigation features and policies were sufficient in light of the overall structure and composition of our compensation policies and programs. Among other things, the Compensation Committee considered the following aspects of our overall compensation policies and programs:

•The base salaries we provide to employees are generally high enough to provide our employees with sufficient income so that they are not dependent on bonus or other income to satisfy their basic cost of living. The base salary for each of our NEOs was at or above the market 65th percentile as of November 2019.

•Generally, it is only our sales employees who receive cash bonuses or other short-term cash incentive opportunities, most often in the form of commissions or bonuses, which are standard in the industry. We pay our sales employees a base salary that is sufficient to satisfy their basic cost of living, which we believe provides balanced incentives for performance while not encouraging excessive risk taking to achieve sales-related goals.

•Most equity awards granted to employees have time-based vesting and are not tied to specific performance milestones. In 2019, we granted performance RSUs to two sales employees, the number of which RSUs would be determined based on the achievement of certain U.S. sales milestones in 2019. Such RSUs vest over a four-year period beginning once the achievement of the performance milestones is determined after the end of the relevant performance period. We plan to continue to grant performance RSUs to select sales personnel in the future.

•The risks presented by our incentive compensation programs, including performance RSUs, are mitigated by the fact that (i) the employees participating in such programs are not dependent on income from such programs to satisfy their basic cost of living, (ii) certain incentive compensation program payouts are not made for significant periods of time, and (iii) the personnel responsible for the design of such programs and for monitoring and measuring achievement of the relevant performance milestones do not participate in such programs.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code (Section 162(m)) limits the amount that we may deduct from our federal income taxes for remuneration paid to certain of our executive officers to one million dollars ($1,000,000) per executive officer per year. The exemption from the Section 162(m) deduction limit for “performance-based compensation” was repealed by the tax reform legislation signed into law on December 22, 2017, effective for taxable years beginning after December 31, 2017, provided that remuneration in excess of one million dollars ($1,000,000) may still be exempt from this deduction limit if it qualifies as “performance-based compensation” within the meaning of Section 162(m) with respect to taxable years beginning on or before December 31, 2017 and is payable pursuant to a binding written agreement in effect on November 2, 2017.

While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible, and, accordingly, we expect that a portion of our future executive compensation will not be deductible under Section 162(m).

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees (including executive officers) and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four-year vesting period of the award). We estimate the fair value of stock options using the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and is reported in the compensation tables below.

2019 Summary Compensation Table
The following table discloses compensation paid by us to our NEOs during fiscal 2019 and, where the individual was a NEO for the relevant prior year, fiscal 2018 and 2017:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Adam Elsesser Chief Executive Officer(3)	2019	$725,000	−	−	−	−	$1,690	$726,690
	2018	$725,000	−	−	−	−	$1,648	$726,648
	2017	$725,000	−	−	−	−	$1,926	$726,926
Sri Kosaraju President(4)	2019	$600,000	−	−	−	−	$10,469	$610,469
	2018	$550,000	−	−	−	−	$5,537	$555,537
	2017	$500,000	−	−	−	−	$1,926	$501,926
Maggie Yuen Chief Financial Officer(5)	2019	$31,731	$250,000	$1,100,185	$550,529	−	$141	$1,932,586
James Pray President, International	2019	$500,000	−	−	−	−	$4,286	$504,286
Lynn Rothman Executive Vice President, Chief Business Officer	2019	$600,000	−	−	−	−	$5,128	$605,128
	2018	$550,000	−	−	−	−	$3,136	$553,136
	2017	$500,000	−	−	−	−	$3,306	$503,306
Johanna Roberts Executive Vice President, General Counsel and Secretary	2019	$525,000	−	$2,025,450	−	−	$5,921	$2,556,371

(1) The amounts reported in this column reflect the aggregate grant date fair value of the equity awards granted to our NEOs computed in accordance with FASB ASC Topic 718. For the assumptions used in determining these grant date fair values, see Notes 2 and 11 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 26, 2020. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the NEO will perform the requisite service for the award to vest in full.
(2) These amounts represent (i) life insurance premium payments and short-term and/or long-term disability insurance premium payments for each NEO, (ii) 401(k) matching payments for Messrs. Kosaraju and Pray and Mses. Roberts and Rothman and (iii) a stipend for waiving medical benefits for Ms. Roberts.
(3) Mr. Elsesser also served as our President from January 2015 until August 29, 2019.
(4) Mr. Kosaraju was appointed as our President on August 29, 2019. Mr. Kosaraju also served as our Chief Financial Officer and Head of Strategy from April 2015 until December 2, 2019.
(5) Ms. Yuen joined Penumbra as Chief Financial Officer effective December 2, 2019. The amount shown in the salary column for 2019 represents a partial year’s salary based on her December 2, 2019 start date.
Narrative to Summary Compensation Table
2019 Base Salaries
Each of our NEOs is paid a base salary reflecting his or her knowledge, skills, responsibilities, experience, performance and potential to contribute to our strategic goals of our NEOs, our overall financial performance, internal pay equity as well as competitive market data provided by Compensia. The salaries of our NEOs are typically reviewed annually and adjusted when our Board of Directors or Compensation Committee determines an adjustment is appropriate. There were no increases to the base salaries of our NEOs for 2019.
Bonus
We granted a cash signing bonus to Ms. Yuen in the amount of $250,000 in connection with her joining Penumbra in December 2019. The bonus will be repayable by Ms. Yuen in full in the event that she leaves Penumbra within one year of December 2, 2019.

Equity-based compensation
In May 2019, the Compensation Committee granted Ms. Roberts an RSU award for 15,000 shares of our common stock, vesting over four years, in connection with her promotion to Executive Vice President, General Counsel and Secretary in September 2018. In December 2019, the Compensation Committee granted Ms. Yuen an RSU award for 6,950 shares of our common stock and a stock option award for 7,900 shares of our common stock, each vesting over four years, in connection with her joining Penumbra as Chief Financial Officer. Please see the 2019 Grants of Plan-Based Awards Table and the 2019 Outstanding Equity Awards at Fiscal Year-End Table below for a description of the terms of these equity awards.
2019 Grants of Plan-Based Awards Table
The following table sets forth certain information regarding the plan-based awards granted during 2019 to our NEOs.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Grant Date	Date of Approval	All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
	Threshold ($)	Target ($)	Maximum ($)
Adam Elsesser	−	−	−	−	−	−	−	−	−
Sri Kosaraju	−	−	−	−	−	−	−	−	−
Maggie Yuen	−	−	−	12/16/19	11/11/19	6,950	−	−	1,100,185
Maggie Yuen	−	−	−	12/16/19	11/11/19	−	7,900	158.30	550,529
James Pray.	−	−	−	−	−	−	−	−	−
Lynn Rothman	−	−	−	−	−	−	−	−	−
Johanna Roberts	−	−	−	5/15/19	5/3/19	15,000	−	−	2,025,450

(1) The exercise price per share of the stock options listed in the table above is the closing price of our common stock as reported by the NYSE on the grant date, which represents the fair market value of our common stock on such date.
(2) The amounts presented above represent the grant date fair values of the RSU and stock options awards computed in accordance with FASB ASC Topic 718. For the assumptions used in determining these grant date fair values, see Notes 2 and 11 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 26, 2020. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the NEO will perform the requisite service for the award to vest in full.
The number of RSUs and stock options granted to the NEOs is determined by the Compensation Committee. Please see Compensation Discussion and Analysis for additional information regarding grant practices. Except as otherwise noted, RSUs vest in four equal annual installments on the anniversary of the grant date and stock options vest as to 25% of the shares subject to the options on the first anniversary of the grant date, and then monthly over the subsequent three-year period as to the remaining shares subject to the options, in each case subject to continued service through each vesting date.

2019 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding stock options and RSUs held by our NEOs as of December 31, 2019.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Adam Elsesser	5,000	—		7.75	(1)	3/20/24	—		—
	145,000	—		7.75	(1)	3/20/24	—		—
	450,000	—		30.00	(2)	9/16/25	—		—
Sri Kosaraju	—	—		—		—	—		—
Maggie Yuen	—	7,900	(3)	158.30	(1)	12/15/29	6,950	(4)	1,141,677
James Pray	—	—		—		—	—		—
Lynn Rothman	45,180	—		3.98	(1)	6/12/21	—		—
	50,000	—		22.04	(1)	8/11/25	—		—
Johanna Roberts	50,000	—		22.04	(1)	8/11/25	15,000	(5)	2,464,050

(1) Represents an amount determined by the Board to be not less than the fair market value of a share of the Company’s common stock on the grant date.
(2)  Represents the initial public offering price of the Company’s common stock as set forth in the final prospectus with respect to the Company’s Registration Statement on Form S-1 (No. 333-206412).
(3) Options were granted under the 2014 Equity Incentive Plan and will vest with respect to one-fourth of the shares subject to the options on December 16, 2020, and as to 1/48th of the total shares subject to the options on the 16th day of each month thereafter, subject to Ms. Yuen continuing to provide services to us through each applicable vesting date. In the event of a Change in Control, as defined in the 2014 Equity Incentive Plan, the options will fully vest, subject to Ms. Yuen continuing to provide services to us through the occurrence of the Change in Control, as described in further detail below under “Potential Payments upon Termination or Change in Control.”
(4) RSUs were granted under the 2014 Equity Incentive Plan and will vest with respect to one-fourth of the shares subject to the RSUs on each of December 16, 2020, 2021, 2022 and 2023, subject to Ms. Yuen continuing to provide services to us through each applicable vesting date. In the event of a Change in Control, as defined in the 2014 Equity Incentive Plan, the RSUs will fully vest, subject to Ms. Yuen continuing to provide services to us through the occurrence of the Change in Control, as described in further detail below under “Potential Payments upon Termination or Change in Control.”
(5) RSUs were granted under the 2014 Equity Incentive Plan and will vest with respect to one-fourth of the shares subject to the RSUs on each of May 15, 2020, 2021, 2022 and 2023, subject to Ms. Roberts continuing to provide services to us through each applicable vesting date. In the event of a Change in Control, as defined in the 2014 Equity Incentive Plan, the RSUs will fully vest, subject to Ms. Roberts continuing to provide services to us through the occurrence of the Change in Control, as described in further detail below under “Potential Payments upon Termination or Change in Control.”
(6) Calculated by multiplying the number of RSUs that had not vested as of December 31, 2019 by $164.27, the closing price of our common stock as reported by the NYSE on December 31, 2019.

2019 Options Exercised and Stock Vested Table
The following table sets forth the number and value of options exercised and stock awards that vested in 2019 for each of our NEOs.
Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Adam Elsesser	—	—	—	—
Sri Kosaraju	—	—	151,216	20,722,641
Maggie Yuen	—	—	—	—
James Pray	—	—	—	—
Lynn Rothman	320	51,238	—	—
Johanna Roberts	—	—	12,500	1,527,500

(1) The value realized on exercise of stock options is calculated as the excess of the closing price of our common stock as reported by the NYSE on the exercise date (or the most recent closing price in the event the exercise date falls on a non-trading day) over the exercise price of the stock options, multiplied by the number of shares acquired.
(2) The value realized on vesting of stock awards is calculated as the product of the closing price of a share of our common stock as reported by the NYSE on the vesting date (or the most recent closing price in the event the vesting date falls on a non-trading day), multiplied by the number of shares vested.
Executive Officer Employment Arrangements
We do not have formal employment agreements with any of our NEOs. In certain cases, the initial compensation of our NEOs was set forth in an employment offer or promotion letter that we executed with such NEO at the time his or her employment with us commenced (or at the time of his or her promotion, as the case may be). All of our NEOs are employed on an “at will” basis. We do not have agreements or policies that would require us to provide severance payments or benefits or change-in-control payments or benefits to our executive officers, other than the provisions under our equity plans and agreements described in the 2019 Outstanding Equity Awards at Fiscal Year-End Table above and as described under “Potential Payments upon Termination or Change in Control” below.
Employee Benefit Plans
Our NEOs are entitled to participate in our equity incentive plans and are eligible to participate in our 401(k) plan on the same terms as all other employees. We do not maintain any supplemental health or welfare plans for our NEOs.
Pension Benefits
We do not maintain any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control
None of our employment arrangements with our NEOs provide for severance or change in control-related payments or benefits. None of our NEOs is subject to an employment arrangement that is not terminable at will by the Company. Equity awards held by our NEOs, like equity awards held by all of our other employees, provide that all unvested awards will vest immediately upon a change in control of the Company (as defined in the relevant plan), subject to the grant recipient continuing to be a service provider (as defined in the relevant plan) through the date of such change in control.

The table below sets forth the intrinsic value, as of December 31, 2019, the final trading day of fiscal 2019, of the unvested equity awards held by our NEOs which would accelerate under the circumstances described in the preceding paragraph. The actual amounts of payments that would be provided can only be determined at the time of the change in control of the Company. Per SEC rules, the intrinsic value of accelerated stock options shown in the table below is the difference between $164.27, the closing price of our common stock as reported by the NYSE on December 31, 2019, and the exercise prices of the accelerated options, if less than $164.27, multiplied by the number of shares of common stock underlying the accelerated options. The intrinsic value of accelerated RSUs is calculated as the number of accelerated RSUs multiplied by $164.27.

Name	Intrinsic Value of Unvested Equity Awards ($)
Adam Elsesser	—
Sri Kosaraju	—
Maggie Yuen	1,188,840
James Pray	—
Lynn Rothman	—
Johanna Roberts	2,464,050
Transactions with Related Persons, Promoters and Certain Control Persons
Since January 1, 2019, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than as described below.
Compensation Arrangements
Aidan Elsesser, the son of Adam Elsesser, our Chairman and Chief Executive Officer, and James Koch, the son of Lynn Rothman, our Executive Vice President Chief Business Officer, are non-executive employees of Penumbra and received employment compensation in excess of $120,000 in 2019.
Review, Approval, and Ratification of Transactions with Related Parties
Our NCG Committee has primary responsibility for reviewing and approving in advance or ratifying all related party transactions. Additionally, the Board reviews all identified related party transactions on a quarterly basis. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity for which any of the foregoing persons serves as an executive officer, is a general partner or in which such person has a 10% or greater beneficial ownership interest.
We have several processes that we use to ensure that we identify and review all related party transactions. First, each director, director nominee and executive officer is required to notify the Corporate Secretary of any transaction involving the Company and a related person, and the Corporate Secretary will present any new related party transactions to the NCG Committee at its next regularly scheduled meeting. Second, each year, we require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

The NCG Committee reviews related party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. The NCG Committee will not approve or ratify a related person transaction unless it first determines that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders. In reviewing the transaction or proposed transaction, the NCG Committee considers all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person.
Our Related Party Transaction Policy can be found in the Investors section of our website at www.penumbrainc.com under “Governance—Corporate Governance.” Information on or accessible through our website is not incorporated by reference into this Proxy Statement.
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following presents information regarding the relationship of the median of the annual total compensation of our employees, other than our Chief Executive Officer, to the annual total compensation of our Chief Executive Officer, Mr. Elsesser.
We identified the median employee for our 2017 pay ratio analysis using the following methodology:
•We selected December 24, 2017, as the date on which to determine our median employee (the Determination Date). As of the Determination Date, we employed approximately 1,700 individuals. This population consisted of full-time, part-time, and temporary employees. In addition to the United States, the Company has employees in Canada, Australia, Brazil, Malaysia, Singapore, and throughout Europe.
•To identify the median employee from our employee population, we compared the amount of salary, wages and fringe benefits of all of our employees who were employed as of the Determination Date (excluding Mr. Elsesser), as reflected in (i) Box 1 of Form W-2 for 2017 (for our U.S.-based employees) and (ii) information gathered from our 2017 payroll reports from our payroll providers (for our international employees).
•Wages and salaries were annualized for those employees that were not employed for the full year of 2017. We did not make any cost-of-living adjustments in identifying the median employee. Employee pay rates in foreign currencies were converted to U.S. Dollars using relevant exchange rates on December 31, 2017. Using this methodology, we determined that our median employee was a full-time hourly employee working in our manufacturing facilities at our campus in Alameda, California.
SEC rules permit us to identify the median employee only once every three years, unless there have been changes in our employee population or employee compensation arrangements that we believe would result in a significant change in our pay ratio disclosure. There has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. As a result, we decided to use the same median employee that we identified for our 2017 pay ratio disclosure.
In determining our 2019 pay ratio, we combined all elements of our median employee’s compensation for 2019 using the same methodology that we used for calculating Mr. Elsesser’s total compensation shown in the 2019 Summary Compensation Table, resulting in annual total compensation of $71,088. Mr. Elsesser’s annual total compensation, as reported in the 2019 Summary Compensation Table, was $726,690. Based on this information, the ratio of the annual total compensation of Mr. Elsesser to the annual total compensation of our median employee was approximately 10 to 1 for 2019.
We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: 1-866-540-7095. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
APPROVAL
The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.
By Order of the Board of Directors
Johanna Roberts
Executive Vice President, General Counsel and Secretary
April 23, 2020
A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 26, 2020, is available without charge upon written request to Investor Relations, Penumbra, Inc., One Penumbra Place, Alameda, CA 94502 or by accessing a copy on Penumbra’s website at www.penumbrainc.com in the Investors section under “SEC Filings.”

PENUMBRA, INC.
ONE PENUMBRA PLACE
ALAMEDA, CA 94502

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DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR all director nominees and FOR proposals 2 and 3:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect the nominees for Class II director to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified; | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees**

01) Arani Bose, M.D.    02) Bridget O'Rourke    03) Surbhi Sarna

| | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Penumbra, Inc. for the fiscal year ending December 31, 2020; and | ☐ | ☐ | ☐ |
| 3. To approve, on an advisory basis, the compensation of Penumbra, Inc.'s named executive officers as disclosed in the proxy statement. | ☐ | ☐ | ☐ |

**NOTE:** Your proxy holder will also vote on any such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]    Date    Signature (Joint Owners)    Date

0000446767_1 R1.0.1.18

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Combined Document is available at www.proxyvote.com

**Penumbra, Inc.**
**Annual Meeting of Stockholders**
**June 3, 2020 11:00 AM**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Adam Elsesser, Sri Kosaraju and Johanna Roberts, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Penumbra, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PDT on June 3, 2020, in building 1301 on the company's campus at One Penumbra Place, Alameda, CA 94502, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**This proxy is governed by the laws of the State of Delaware.**

**Continued and to be signed on reverse side**

0000446767_2 R1.0.1.18